EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Innovation1 Biotech Inc., (the "Company") on Form 10-K for the period ending August 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick E. Pierce, Interim Acting Chief Executive Officer, Principal Financial Officer, President and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Innovation1 Biotech Inc..

Date: January 16, 2024	By:	/s/ Frederick E. Pierce
Frederick E. Pierce,
Interim Acting Chief Executive Officer,
President and Chairman of the Board

A signed original of this written statement required by Section 906 has been provided to Innovation1 Biotech Inc. and will be retained by Innovation1 Biotech Inc. to be furnished to the Securities and Exchange Commission or its staff upon request.